UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Derby St., Bld. 27

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On June 10, 2025 (the “Effective Time”), in keeping with stockholder approval obtained at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Microbot Medical Inc. (the “Company”), discussed further below in this Current Report on Form 8-K, the Company filed with the State of Delaware a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, which increased the total number of shares of common stock, par value $0.01 per share (the “Common Stock”) authorized for issuance to 120,000,000 shares, with a corresponding increase in the total authorized shares from 61,000,000 to 121,000,000.

Immediately after the Effective Time, the Company had 121,000,000 shares of authorized stock, consisting of (i) 120,000,000 shares of Common Stock, and (ii) 1,000,000 shares of undesignated preferred stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 above is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on June 10, 2025. At the Annual Meeting, the Company’s stockholders voted on the following seven proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2025.

Proposal 1:	Election of the three nominees listed below to serve as Class I Directors on the Board of Directors of the Company until the 2028 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified:

Name	Number of Votes Cast in Favor	Number of Votes Withheld	Broker Non-Votes
Harel Gadot	3,610,863	482,578	10,068,989
Martin Madden	3,447,329	646,112	10,068,989
Tal Wenderow	3,048,041	1,045,400	10,068,989

Proposal 2:	The approval of a non-binding advisory resolution supporting the compensation of the Company’s named executive officers:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained	Broker Non-Votes
3,416,128	614,381	62,932	10,068,989

Proposal 3:	The approval of a non-binding advisory resolution regarding the frequency of future non-binding advisory votes related to named executive officer compensation:

One Year	Two Years	Three Years	Number of Votes Abstained	Broker Non-Votes
3,352,453	121,055	402,485	217,448	10,068,989

Proposal 4:	The approval of the issuance of Series I preferred investment options and placement agent options issued in connection therewith, and shares of Common Stock underlying such options, issued in connection with an offering and sale of securities of the Company that was consummated on February 11, 2025, for purposes of complying with Nasdaq listing rule 5635(d) and satisfying the Company’s contractual obligations to the holders of such options:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained	Broker Non-Votes
3,065,789	942,097	85,555	10,068,989

Proposal 5:	The approval of an amendment to the Company’s Certificate of Incorporation, as amended and/ or restated from time to time, to increase the total number of shares of Common Stock authorized for issuance to 120,000,000 shares, with a corresponding increase in the total authorized shares from 61,000,000 to 121,000,000:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained	Broker Non-Votes
3,188,402	853,770	51,269	10,068,989

Proposal 6:	The approval of an amendment to the Company’s 2020 Omnibus Performance Award Plan, to increase the number of authorized shares of Common Stock reserved for issuance by 2,591,019:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained	Broker Non-Votes
2,976,294	1,069,970	47,177	10,068,989

Proposal 7:	The ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained	Broker Non-Votes
13,246,015	717,043	199,372	0

At the Annual Meeting, the Company’s stockholders held an advisory vote to approve the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (say-on-pay). As reported above, the stockholders representing a majority of the votes cast approved, on a non-binding, advisory basis, a one-year frequency for future say-on-pay advisory votes. Accordingly, the Company’s board of directors determined that the Company will hold a say-on-pay advisory vote every one year.

Item 8.01	Other Events

As a result of the approval of Proposals 4 and 5 at the Annual Meeting as discussed above, the Company’s (a) Series I preferred investment options to purchase up to 12,206,578 shares of the Company’s Common Stock at an exercise price of $2.13 per share and (b) placement agent preferred investment options to purchase up to 305,164 shares of Common Stock at an exercise price of $2.6625, in each case that were issued on February 11, 2025, are immediately exercisable until the date that is the two year anniversary of the Effective Time.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
3.1	Certificate of Amendment to Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chief Executive Officer, President and Chairman

Date: June 11, 2025